EXHIBIT 99.3

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Option Agreement") is entered into as of January 26, 2000, by and between INTERLEAF, INC., a Massachusetts corporation (the "Company"), and BROADVISION, INC., a Delaware corporation (the "Grantee").

                                    RECITALS

     A. The Grantee, Infiniti Acquisition Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. In order to induce the Grantee to enter into the Reorganization Agreement, the Company has agreed to enter into this Option Agreement.

                                    AGREEMENT

     The parties to this Option Agreement, intending to be legally bound, agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined in this Option Agreement shall have the meanings assigned to such terms in the Reorganization Agreement.

     2. Grant of Option. The Company hereby grants to the Grantee an irrevocable option (the "Option") to purchase, out of the authorized but unissued Company Common Stock, a number of shares of Company Common Stock equal to up to 19.9% of the number of shares of Company Common Stock outstanding as of the date hereof (the shares of Company Common Stock purchasable pursuant to the Option, as adjusted as set forth herein, being referred to as the "Option Shares"), at a price per Option Share equal to the Exercise Price. For purposes of this Option Agreement, the applicable "Exercise Price" shall be equal to the lesser of (a) $52.69, or (b) the Exchange Ratio, multiplied by the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days ending on the second trading day preceding the Notice Date (as defined in Section 4(c)).

     3. Term. The Option shall terminate on the earliest of the following dates (the "Termination Date"): (a) the date on which the Merger becomes effective;
(b) the date on which the  Reorganization  Agreement is  terminated  pursuant to
Section 8.1 thereof, if an Exercise Event (as defined in Section 4(b)) shall not have occurred on or prior to such date; or (c) the date six months after the date on which the Grantee receives written notice from the Company of the occurrence of an Exercise Event (the "Exercise Event Notice Date"); provided, however, that if an Exercise Event occurs, and if, by reason of any applicable Legal Requirement, order, judgment, decree or other legal impediment, the Option cannot be exercised on the six month anniversary of the Exercise Event Notice Date, then the Termination Date shall be extended until the date 30 days after the date on which such impediment is removed. The rights of the Grantee and the obligations of the Company set forth in Sections 7, 8, 9 and 10 shall not terminate on the Termination Date, but shall survive beyond the Termination Date as provided in those Sections.

     4. Exercise of Option.

          (a) The Grantee may exercise the Option, in whole or in part, at any time and from time to time on or before the Termination Date following the occurrence of an Exercise Event. If the Grantee exercises the Option with respect to any Option Shares prior to the Termination Date, then, notwithstanding anything to the contrary contained in this Option Agreement, the Grantee shall be entitled to purchase such Option Shares in accordance with the terms of this Option Agreement after the Termination Date.

          (b) For purposes of this Option Agreement, an "Exercise Event" shall be deemed to have occurred if:

               (i) either the Grantee or the Company shall have the right to terminate the Reorganization Agreement pursuant to Section 8.1(d) thereof and at the time of the Company's Stockholders' Meeting an Acquisition Proposal disclosed, announced, commenced, submitted or made prior thereto shall remain outstanding; or

               (ii)  the  Grantee   shall  have  the  right  to  terminate   the
Reorganization Agreement pursuant to Section 8.1(e) thereof.

          (c) To exercise the Option with respect to any Option Shares, the Grantee shall deliver to the Company a written notice (an "Exercise Notice") specifying: (i) the number of Option Shares the Grantee will purchase; (ii) the place at which such Option Shares are to be purchased; and (iii) the date on which such Option Shares are to be purchased, which shall not be sooner than three business days nor later than 20 business days after the date of delivery of such Exercise Notice to the Company. (The date of delivery of such Exercise Notice to the Company is referred to as the applicable "Notice Date," and the Option shall be deemed to have been validly exercised on such Notice Date with respect to the Option Shares referred to in such Exercise Notice.) The closing of the purchase of such Option Shares (the applicable "Closing") shall take place at the place specified in such Exercise Notice and on the date specified in such Exercise Notice (the applicable "Closing Date"); provided, however, that: (A) if such purchase cannot be consummated on such Closing Date by reason of any applicable Legal Requirement, order, judgment, decree or other legal impediment, then the Grantee may extend the Closing Date to a date not more than 20 business days after the date on which such impediment is removed; and (B) if prior notification to or approval of any Governmental Body is required, or if any waiting period must expire or be terminated, in connection with such purchase, then (1) the Company shall promptly cause to be filed any required notice or application required to be filed by the Company and shall use all reasonable efforts to cause such notice or application to be processed as expeditiously as possible, (2) the Company shall cooperate with the Grantee in the filing of any such notice or application required to be filed by the Grantee and in the obtaining of any such approval required to be obtained by the Grantee, and (3) the Grantee may extend the Closing Date to a date not more than 20 business days after the latest date on which any required notification has been made, any required approval has been obtained or any required waiting period has expired or been terminated.

          (d) If the Grantee receives net proceeds in connection with any sale or other disposition of the Option or Option Shares (including, without limitation, any amounts received by the Grantee pursuant to Sections 7, 8 or 9) which, together with any proceeds received by the Grantee in connection with any prior such sale or disposition, any dividends or distributions received by the Grantee on any Option Shares and any amount paid to the Grantee pursuant to Sections 8.3(b) and 8.3(c) of the Reorganization Agreement prior thereto or thereafter, are in excess of the Threshold Amount (as defined herein), then all net proceeds to the Grantee in excess of the Threshold Amount shall be remitted to the Company promptly following receipt thereof. As used herein, "Threshold Amount" shall mean the amount equal to the greater of (i) $35,000,000 or (ii) the product of (A) 200,000 and (B) the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for the five consecutive trading days ending on the first trading day preceding the first occurrence of an Exercise Event.

     5. Payment and Delivery of Certificate.

          (a) On each Closing Date, the Grantee shall pay to the Company by wire in immediately available funds an amount equal to the applicable Exercise Price multiplied by the number of Option Shares to be purchased by the Grantee from the Company on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of the available funds referred to in Section 5(a), the Company shall deliver to the Grantee a certificate representing the Option Shares being purchased at such Closing. The Company represents, warrants and covenants that such Option Shares will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Encumbrances, except as may be specifically provided in this Option Agreement.

          (c) The certificate  representing  the Option Shares delivered at each
Closing  shall  be  endorsed   with  a   restrictive   legend  that  shall  read
substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS AVAILABLE.

If at any time the Grantee delivers to the Company evidence (in the form of a copy of a letter from the staff of the SEC or an opinion of counsel reasonably satisfactory to the Company, or in some other form) that the legend referred to above is not required for purposes of the Securities Act, then the Company shall promptly replace such certificate with a certificate that does not include such legend.

     6. Adjustment Upon Changes in Capitalization, Etc.

          (a) If the outstanding shares of Company Common Stock are changed into a different number or class of shares or securities by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the number or class of shares or other securities subject to the Option, the applicable Exercise Price, the Designated Price (as defined in Section 7(c)) and the other numbers and dollar amounts referred to in this Option Agreement shall be adjusted appropriately, and the Company shall ensure that proper provision is made in the agreements and other documents governing such transaction so that the Grantee shall receive upon exercise of the Option the same number and class of outstanding shares or other securities that the Grantee would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such transaction or event or the record date for determining the
stockholders   entitled  to  participate  in  such   transaction  or  event,  as
applicable.

          (b) If any additional shares of Company Common Stock are issued after the date of this Option Agreement (other than pursuant to a transaction or event described in Section 6(a)), then the number of shares of Company Common Stock then remaining subject to the Option shall be increased to the number by which
(i) 19.9% of the number of shares of the Company Common Stock outstanding after the issuance of such additional shares exceeds (ii) the sum of (A) the number of Option Shares purchasable under the Option immediately prior to the issuance of such additional shares and (B) the number of shares of Company Common Stock issued upon the exercise of the Option prior to the issuance of such additional shares.

          (c) If the Company shall enter into an agreement (i) to consolidate, exchange shares or merge with any Person, other than the Grantee or one of the Grantee's Subsidiaries, or (ii) to sell, lease or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's Subsidiaries, then the Company shall ensure that proper provision is made in the agreements and other documents governing such transaction so that the Option shall, upon the consummation of such transaction, become exercisable for the stock, securities, cash or other property that would have been received by the Grantee if the Grantee had exercised the Option immediately prior to such transaction or the record date for determining the stockholders entitled to participate in such transaction, as appropriate.

          (d) The provisions of Sections 7, 8, 9 and 10 shall apply (with appropriate adjustments) to any securities for which the Option becomes exercisable pursuant to this Section 6.

     7. Repurchase at the Request of the Grantee.

          (a) If, at any time during the period commencing upon the occurrence of the first Exercise Event and ending on the date six months after the Exercise Event Notice Date, the Grantee delivers to the Company a notice stating that the Grantee is exercising its rights under this Section 7, then the Company shall repurchase from the Grantee (i) that portion of the Option that then remains unexercised, (ii) all of the shares of Company Common Stock beneficially owned by the Grantee that were previously purchased by the Grantee upon exercise of the Option, and (iii) the Grantee's right to receive all Option Shares with respect to which the Option was previously exercised but which have not yet been issued and delivered to the Grantee. (The date on which the Grantee delivers such notice to the Company is referred to as the "Grantee Request Date.") Such repurchase shall be at an aggregate price (the "Grantee Repurchase Consideration") equal to the sum of:

               (i) the aggregate number of Option Shares with respect to which the Option has been exercised on or prior to the Grantee Request Date and which are beneficially owned by the Grantee, multiplied by the Designated Price;

               (ii) the aggregate number of Option Shares with respect to which the Option has been exercised on or prior to the Request Date but which have not, as of the Grantee Request Date been issued and delivered to the Grantee, multiplied by the Designated Price; and

               (iii) the number of Option Shares with respect to which the Option has not been exercised on or prior to the Grantee Request Date multiplied by the amount (if any) by which the Designated Price exceeds the applicable Exercise Price.

          (b) If the Grantee exercises its rights under this Section 7, then the Company shall, within three business days after the Grantee Request Date, pay the Grantee Repurchase Consideration to the Grantee in immediately available funds, and the Grantee shall thereupon surrender to the Company the certificate or certificates evidencing the shares of Company Common Stock repurchased by the Company pursuant to this Section 7.

          (c) For purposes of this Option Agreement, the "Designated Price" means the highest of (i) the highest purchase price per share paid after the date of this Option Agreement and on or prior to the applicable Request Date pursuant to any tender or exchange offer made for shares of Company Common Stock, (ii) the highest price per share paid or to be paid by any Person for shares of Company Common Stock pursuant to any agreement contemplating a merger or other business combination transaction involving the Company that was entered into after the date of this Option Agreement and on or prior to the applicable Request Date, (iii) the highest bid price per share of Company Common Stock as quoted on the Nasdaq National Market (or if Company Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share of Company Common Stock as quoted on any other market comprising a part of the Nasdaq Stock Market or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 90-day period ending on the applicable Request Date, or (iv) the highest Exercise Price paid or payable for any Option Shares. If any portion of the consideration paid or to be paid pursuant to clause "(i)" or "(ii)" of the preceding sentence is in a form other than cash, then the value of the non-cash portion of such consideration shall be determined in good faith by an independent investment banking firm mutually acceptable to the Company and the Grantee, and such firm's determination of such value shall be final and conclusive for all purposes under this Option Agreement.

          (d) The Company hereby undertakes to use reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that the Company is prohibited under any applicable Legal Requirement from repurchasing the Option or the Option Shares in full, the Company shall immediately so notify the Grantee and thereafter deliver or cause to be delivered, from time to time, to the Grantee the portion of the Grantee Repurchase Consideration that is required to be delivered pursuant hereto and that it is no longer prohibited from delivering, within three business days after the date which the Company is no longer so prohibited, provided, however, that if the Company at any time after delivery to it of a notice of repurchase pursuant to Section 7(a) is prohibited under any applicable Legal Requirement from delivering to the Grantee the Grantee Repurchase Consideration, the Grantee may revoke its notice of repurchase either in whole or in part whereupon, in the case of revocation in part, the Company shall promptly (i) deliver to the Grantee that portion of the Grantee Repurchase Consideration that the Company is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, to the Grantee, either (A) a new agreement evidencing the right of the Grantee to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Company Common Stock covered by the portion of the Option repurchased and/or (B) a certificate for the number of Option Shares covered by the revocation.

          (e) In connection with any repurchase by the Company of any portion of the Option or shares of Company Common Stock pursuant to this Section 7, the Grantee will be required to represent and warrant to the Company that the Grantee has good and valid title to such portion of the Option or shares of Company Common Stock, free and clear of all adverse claims, immediately prior to the consummation of such repurchase.

     8. Repurchase at the Request of the Company.

          (a) If the Grantee has acquired Option Shares pursuant to the exercise of the Option, then, at any time during the period beginning six months from the Exercise Event Notice Date and ending 12 months from the Exercise Event Notice Date (the "Purchase Period"), the Company may require the Grantee, upon delivery to the Grantee of a notice stating that the Company is exercising its rights under this Section 8, to sell to the Company all, but not less than all, of the Option Shares held by the Grantee. (The date on which the Company delivers such notice to the Grantee is referred to as the "Company Request Date.") Such repurchase shall be at an aggregate price (the "Company Repurchase Consideration") equal to the sum of the aggregate number of Option Shares held by the Grantee multiplied by the Designated Price.

          (b) The closing of any  repurchase of Option  Shares  pursuant to this
Section 8 shall take place on the date designated by the Company in the notice delivered pursuant to Section 8(a), which date shall be no more than 20 and no less than three business days from the Company Request Date. On the closing date, the Company shall pay the Company Repurchase Consideration to the Grantee in immediately available funds, and the Grantee shall thereupon surrender to the Company the certificate or certificates evidencing the shares of Company Common Stock repurchased by the Company pursuant to this Section 8.

     9. First Refusal.

          (a) If the Grantee desires to sell, assign, transfer or otherwise dispose of all or any of the shares of Company Common Stock or other securities acquired by it pursuant to the exercise of the Option, it will give the Company written notice of the proposed transaction (the "Offeror's Notice"), identifying the proposed transferee, the proposed purchase price and the terms of such proposed transaction. For 10 business days following receipt of such notice, the Company shall have the option to elect by written notice to purchase all, but not less than all, of the shares specified in Offeror's Notice at the price and upon the terms set forth in such notice.

          (b) The closing of any repurchase of shares of Option Shares pursuant to this Section 9 shall take place within 10 business days of the Company's election to purchase such shares. On the closing date, the Company shall pay the purchase price to the Grantee in immediately available funds, and the Grantee shall thereupon surrender to the Company the certificate or certificates evidencing the shares of Company Common Stock repurchased by the Company pursuant to this Section 9.

          (c) If the Company does not elect to purchase the shares of Company Common Stock or other securities designated in the Offeror's Notice, the Grantee may, within 60 days from the date of the Offeror's Notice sell such shares of Company Common Stock or other securities to the proposed transferee at no less than the price specified and on terms not more favorable than those set forth in the Offeror's Notice, provided, however, that the provisions of this Section 9(c) will not limit the rights the Grantee may otherwise have if the Company has elected to purchase such shares of Company Common Stock or other securities and wrongfully refuses to complete such purchase.

          (d) The requirements of this Section 9 will not apply to (i) any sale, assignment, transfer or disposition to an affiliate of the Grantee; provided that such affiliate agrees to be bound by the terms hereof or (ii) any sale, assignment, transfer or disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Company.

     10. Registration Rights.

          (a) The Company shall, if requested by the Grantee at any time and from time to time within two years after the first exercise of the Option (the "Registration Period"), as expeditiously as practicable, prepare, file and cause to be declared effective up to two registration statements under the Securities Act (including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision), if registration under the Securities Act is (in the Grantee's good faith judgment) necessary or desirable in order to permit the offering, sale and delivery, in accordance with the intended method of sale or other disposition stated by the Grantee, of any or all shares of Company Common Stock or other securities that have been acquired or are issuable upon exercise of the Option. No other securities may be included in any such registration statement, without the Grantee's prior written consent. The Company shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period as may be as reasonably necessary to effect such sale or other disposition. In addition, the Company shall use all reasonable efforts to register such shares or other securities under any applicable state securities laws. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of material nonpublic information and that the disclosure thereof would materially and adversely affect the Company. For purposes of determining whether two requests have been made under this
Section 10, only requests relating to a registration statement that has become effective under the Securities Act and that remained effective for a period ending on the earlier of 180 days after becoming effective or until the Grantee had disposed of all shares covered thereby shall be counted.

          (b) The expenses associated with the preparation and filing of any registration statement pursuant to this Section 10 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.) shall be borne and paid by, and shall be for the sole account of, the Company (except for underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursement of the Grantee's counsel).

          (c) The Grantee shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock by the Company for cash pursuant to a firm commitment underwriting, it shall (without limiting the Company's other obligations under this Section 10) allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, the Company shall, after fully including therein all securities to be sold by the Company, include the shares requested to be included therein by the Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than the Company. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration effected pursuant to this Section 10, the Company and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

     11. Listing. If, at the time of the occurrence of an Exercise Event, the Company Common Stock (or any other class of securities subject to the Option) is quoted on the Nasdaq National Market or quoted or listed on any other market or exchange, then the Company, upon the occurrence of such Exercise Event, shall promptly file an application to quote on the Nasdaq National Market and quote or list on any such other market or exchange the shares of the Company Common Stock (or other securities subject to the Option) and shall use its best efforts to cause such application to be approved as promptly as practicable.

     12. Replacement of Agreement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Agreement, if mutilated, the Company will execute and deliver to the Grantee a new Option Agreement of like tenor and date.

     13. Miscellaneous.

          (a) Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Option Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Option Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Option Agreement, or any power, right, privilege or remedy under this Option Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Option Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile to the address or facsimile telephone number, respectively, set forth beneath the name of such party below (or to such other address or facsimile telephone number, respectively, as such party shall have specified in a written notice given to the other party hereto):

          if to the Company, to it at:

          Interleaf, Inc.
          62 Fourth Avenue
          Waltham, MA  02154
          Attention: Craig Newfield, Esq.
          Facsimile: (781) 768-1145

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Beacon Street
          Boston, MA  02108
          Attention: David T. Brewster, Esq.
          Facsimile: (617) 573-4862

          if to the Grantee, to it at:

          BroadVision,  Inc.
          585 Broadway
          Redwood City, CA 94063
          Attention: Scott Neely, Esq.
          Facsimile: (650) 261-5900
          with a copy to:

          Cooley Godward LLP
          One Maritime Plaza, 20th Floor
          San Francisco, CA   94111
          Attention: Kenneth L. Guernsey, Esq.
          Facsimile: (415) 951-3699

          (c) Entire Agreement; Counterparts. This Option Agreement and the agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Option Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          (d) Binding Effect; Benefit; Assignment. This Option Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Option Agreement nor any of the rights, interest or obligations hereunder may be assigned by either party without the prior written consent of the other party, and any attempted assignment of this Option Agreement or any of such rights, interest or obligations without such consent shall be void and of no effect. Nothing in this Option Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto and any permitted successors and assigns) any right, benefit or remedy of any nature under or by reason of this Option Agreement.

          (e) Amendment and Modification. This Option Agreement may be amended with the approval of the respective boards of directors of the Company and the Grantee at any time. This Option Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (f) Further Actions. The Company agrees to cooperate fully with the Grantee and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Grantee to evidence or reflect the transactions contemplated by this Option Agreement and to carry out the intent and purposes of this Option Agreement.

          (g) Headings. The bold-faced headings contained in this Option Agreement are for convenience of reference only, shall not be deemed to be a part of this Option Agreement and shall not be referred to in connection with the construction or interpretation of this Option Agreement.

          (h) Applicable Law; Jurisdiction. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Option Agreement or any of the transactions contemplated by this Option Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12(b).

          (i) Severability. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (j) Specific Performance. The Company agrees that (i) in the event of any breach or threatened breach by the Company of any covenant, obligation or other provision set forth in this Option Agreement, the Grantee may be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, or (B) an injunction restraining such breach or threatened breach, and (ii) neither the Grantee nor any other Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

          (k) Attorneys' Fees. In any action at law or suit in equity to enforce this Option Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          (l) Non-Exclusivity. The rights and remedies of the Company and the Grantee under this Option Agreement are not exclusive of or limited by any other rights or remedies which either of them may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and the Grantee under this Option Agreement, and the obligations and liabilities of the Company and the Grantee under this Option Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Legal Requirements and under the Reorganization Agreement. The covenants and obligations of the Company set forth in this Option Agreement shall be construed as independent of any other agreement or arrangement between the Company, on the one hand, and the Grantee, on the other. The existence of any claim or cause of action by the Company against the Grantee shall not constitute a defense to the enforcement of any of such covenants or obligations against the Company.

          (m) Construction.

               (i)  For  purposes  of  this  Agreement,   whenever  the  context
requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (iii) As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (iv) Unless otherwise specified, references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

     IN WITNESS WHEREOF, the Company and the Grantee have caused this Option Agreement to be executed as of the date first written above.


                                        INTERLEAF, INC.


                                        By: /s/ Jaime Ellertson
                                            ------------------------------------
                                        Name:   Jaime Ellertson
                                              ----------------------------------
                                        Title:  President and CEO
                                               ---------------------------------


                                        BROADVISION, INC.


                                        By: /s/ Randall C. Bolten
                                            ------------------------------------
                                        Name:   Randall C. Bolten
                                              ----------------------------------
                                        Title:  Vice President, Finance
                                                and Chief Financial Officer
                                               ---------------------------------